CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2005, except for the first paragraph of Note 2, as to which the date is May 20, 2005, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Foster Wheeler Ltd., which appears in Foster Wheeler Ltd.’s 2004 Annual Report on Form 10-K/A for the year ended December 31, 2004.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2005, except for the first paragraph of Note 3, as to which the date is May 20, 2005, relating to the consolidated financial statements of:

•	Foster Wheeler Holdings Ltd. and Subsidiaries;
•	Foster Wheeler LLC and Subsidiaries;

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2005 relating to the consolidated financial statements of:

•	Foster Wheeler International Holdings, Inc. and Subsidiaries;
•	Foster Wheeler International Corporation and Subsidiaries;
•	Foster Wheeler Europe Limited and Subsidiaries;
•	Financial Services S.a.r.l. and Subsidiary;
•	FW Netherlands C.V. and Subsidiaries;
•	FW Hungary Licensing Limited Liability Company,

which appear in Foster Wheeler Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
October 12, 2005